Exhibit 10.126a

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made as of the 18th day of January, 2007 (the "First Amendment Date"), by and between CONSOLIDATED CAPITAL PROPERTIES IV, a California limited partnership ("CCP IV"), APARTMENT ASSOCIATES, LTD., a Texas limited partnership ("AA") and VMS NATIONAL PROPERTIES JOINT VENTURE ("VMS"), all having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (CCP IV, AA and VMS are individually a "Seller" and collectively "Sellers"), and NORTHVIEW REALTY GROUP, INC., a Canadian corporation, having a principal address at 550 Sherbrooke, Suite 1480, Montreal, QC, Canada H3A 1B9 ("Purchaser").

RECITALS:

WHEREAS, Sellers and Purchaser are parties to a Purchase and Sale Contract dated as of December 4, 2006 (the "Contract"), for the real property identified therein;

WHEREAS, Purchaser and Sellers desire to amend the Contract on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

AGREEMENT:

1.

Extension of Feasibility Period.  The Feasibility Period as set forth in Section 3.1 of the Contract is hereby extended to January 31, 2007.

2.

Initial Deposit.  In exchange for the extension of the Feasibility Period in Section 1 of this First Amendment, Purchaser agrees, on the First Amendment Date, to deliver an additional $100,000 to the Escrow Agent by wire transfer of immediately available funds, which amount shall be added to and become a part of the Initial Deposit for all purposes under the Contract.  The increased Initial Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties.

3.

Miscellaneous.  The following provisions shall apply with respect to this First Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Sellers.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

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(c)

In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(d)

This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Date.

SELLERS:

CONSOLIDATED CAPITAL PROPERTIES IV,

a California limited partnership

By:

ConCap Equities, Inc.,

a Delaware corporation,

its General Partner

By: ________________________________

Name:______________________________

Title:_______________________________

APARTMENT ASSOCIATES, LTD.,

a Texas limited partnership

By:

CCP/IV Apartments GP, L.L.C.,

a South Carolina limited liability company,

Its General Partner

By:

Consolidated Capital

Properties IV,

a California limited partnership,

its Manager

By:

ConCap Equities, Inc.,

a Delaware corporation,

its General Partner

By: __________________________

Name:________________________

Title:_________________________

[Additional Seller signature continues on next page]

SIGNATURE PAGES

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[Additional Seller signature to First Amendment to Purchase and Sale Agreement]

VMS NATIONAL PROPERTIES JOINT VENTURE

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO I

By:

MAERIL, INC.,

its Managing General Partner

By:

Name:

Title:

and

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO II

By:

MAERIL, INC.,

its Managing General Partner

By:

Name:

Title:

[Purchaser's signature continues on next page]

SIGNATURE PAGES

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[Purchaser's signature to First Amendment to Purchase and Sale Agreement]

PURCHASER:

NORTHVIEW REALTY GROUP, INC.,

a Canadian corporation

By:

Name:

Title:

SIGNATURE PAGES

FIRST AMENDMENT TO CONTRACT

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